Exhibit 99.1

FOR IMMEDIATE RELEASE

International Money Express, Inc. Announces Record Transactions, Revenues and Net Income for the Fourth Quarter and Full Year 2020 Results

Fourth Quarter 2020 - Highlights
•	Record Revenues of $99.3 million, an increase of 19.3% compared with the prior-year period
•	Record Net Income of $9.6 million, an increase of 80.1%, and Basic and Diluted EPS of $0.25, up 78.6%, compared with the prior-year period
•	Record Adjusted Net Income increased 54.3% to $11.7 million and Adjusted Basic and Diluted EPS grew 55.0% and 50.0% to $0.31 and $0.30 per share, respectively, compared with the prior-year period
•	Record Adjusted EBITDA of $18.7 million, an increase of 32.3% over the prior-year period
•	A 14% increase in active customers compared with the prior-year period

Full Year 2020 - Highlights
•	Record Revenues of $357.2 million, an increase of 11.8% compared with the prior year
•	Record Net Income of $33.8 million, an increase of 72.3%, and Basic and Diluted EPS of $0.89 and $0.88, up 71.2% and 69.2%, respectively, compared with the prior year
•	Record Adjusted Net Income grew 30.0% to $42.3 million, and Adjusted Basic and Diluted EPS increased 27.6% and 26.4% to $1.11 and $1.10 per share, respectively, compared with the prior year
•	Record Adjusted EBITDA of $68.4 million, an increase of 18.7% over the prior year

MIAMI, (March 10, 2021) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company, today announced its financial results for the fourth quarter and full-year ended December 31, 2020, and will host a conference call to discuss those results at 8:30 am ET today.

Intermex Chairman, Chief Executive Officer, and President Robert Lisy commented, “This has been another incredibly productive quarter in what has been an extremely challenging year. During a period when our country, as well as the rest of the world, has been disrupted by the protracted Covid-19 pandemic, our unique strategy focusing on efficient and productive growth, combined with world-class quality service, has produced a record quarter and year of exceptional financial results.”

Lisy added, “For the last three years, this differentiated and disciplined strategy has produced exceptional net income growth of 350% and adjusted EBITDA growth of 105%, driven by the 66% revenue growth generated over that period. The Company also has a great balance sheet and generates significant cash to fund its growth. This strong foundation of success gives Intermex the confidence to increase our investments in selected attractive growth initiatives that we expect will generate strong shareholder returns in coming years, as well as reinstate annual guidance.”

Fourth Quarter Financial Results
Intermex delivered its best fourth quarter in the Company’s history with Revenues of $99.3 million, an increase of 19.3% over the prior-year period. These record Revenues were driven by a 17.7% increase in net money transfer transactions to a record 8.9 million in the fourth quarter of 2020.

The Company reported record Net Income of $9.6 million in the fourth quarter of 2020, an increase of 80.1% over the prior-year period, and basic and diluted earnings per share in the fourth quarter of 2020 were $0.25, an increase of 78.6%, compared with the prior-year period. These increases were primarily due to the revenue growth noted, lower expenses for depreciation and amortization, interest, other selling, general and administrative expenses. These were partially offset by increases in service charges from agents and banks, salaries, and income tax expense.

Record Adjusted Net Income for the fourth quarter of 2020 totaled $11.7 million, an increase of 54.3%. Adjusted basic and diluted earnings per share totaled $0.31 and $0.30, an increase of 55.0% and 50.0%, respectively, compared with the prior-year period, primarily due to the items noted above and adjustments for share-based compensation and the amortization of certain intangibles (net of income tax benefit) as compared to the prior-year period.

Record Adjusted EBITDA in the fourth quarter of 2020 increased 32.3% to $18.7 million over the prior-year period, and Adjusted EBITDA Margin increased 180 basis points to 18.8%, driven primarily by revenue growth and lower selling, general and administrative expenses, partially offset by increases in both salaries and service charges from agents and banks.

Full Year Financial Results
In a historic year with the world significantly disrupted by the COVID-19 pandemic, Intermex delivered record Revenues of $357.2 million, an increase of 11.8% over the prior year. This increase was driven by just under 12% growth in money transfer transactions.

The Company reported record Net Income of $33.8 million in 2020, an increase of 72.3% over the prior year. Basic and diluted earnings per share for the full year 2020 were $0.89 and $0.88, respectively, an increase of 71.2% and 69.2%, respectively, compared with the prior year. This increase is due to the annual effects of the same items noted for the quarter.

Record Adjusted Net Income for the full year 2020 totaled $42.3 million, an increase of 30.0%. Adjusted basic and diluted earnings per share totaled $1.11 and $1.10, respectively. This represents an increase of 27.6% and 26.4%, respectively, compared with the prior-year, due to the reasons discussed above.

Record Adjusted EBITDA for the full year 2020 increased 18.7% over the prior year to $68.4 million, and Adjusted EBITDA Margin increased 110 basis points to 19.1%, driven primarily by the items noted above.

2021 Guidance
Fueled by continued strong growth in remittance transactions year to date, the Company expects to generate another year of double-digit revenue growth increasing 16% - 18% to revenue of between $414 million - $421 million. As a result of this strong expected growth, Intermex expects to generate 19% - 24% growth in Net Income to between $40 million - $42 million, and Adjusted Net Income growth of between 12% - 15% to between $47 million - $49 million. Intermex also expects double-digit Adjusted EBITDA growth of 11% - 14% to between $76 million - $79 million.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA and Adjusted EBITDA Margin, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangibles resulting from push-down accounting, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per share are calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Earnings per share to Adjusted Earnings per share and Adjusted EBITDA Margin to Net Income Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements.  A quantitative reconciliation of projected Adjusted Net Income and Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and qualifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs related to acquisitions and the registration of the Company’s securities, and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 8:30 a.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views concerning certain events that could a affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, and expectations for the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All of these forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies, and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of the London Interbank Offered Rate(LIBOR) as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in United States tax laws; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions; change in  immigration laws and their enforcement; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements set forth under the section entitled “2021 Guidance” , and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events, or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money from the United States and Canada to 17 countries in Latin America, including Mexico and Guatemala, seven countries in Africa, and two countries in Asia. We offer the digital movement of money for our sending customers through our network of agent retailers in the United States and Canada, our Company-operated stores, and on-line through our app, and our website intermexonline.com. We execute and pay these transactions through thousands of retail and bank locations in Latin America, Africa, and Asia. The Company was founded in 1994 and is headquartered in Miami, Florida with international offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands of dollars)	2020	2019
ASSETS
Current assets:
Cash	$74,907	$86,117
Accounts receivable, net of allowance of $1,503 thousand and $759 thousand, respectively	55,017	39,754
Prepaid wires, net	53,281	18,201
Prepaid expenses and current assets	3,521	4,155
Total current assets	186,726	148,227

Property and equipment, net	13,021	13,282
Goodwill	36,260	36,260
Intangible assets, net	20,430	27,381
Deferred tax asset, net	-	741
Other assets	3,036	1,415
Total assets	$259,473	$227,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,044	$7,044
Accounts payable	12,771	13,401
Wire transfers and money orders payable, net	41,746	40,197
Accrued and other liabilities	22,380	23,074
Total current liabilities	83,941	83,716

Long-term liabilities:
Debt, net	80,579	87,623
Deferred tax liability, net	692	-
Total long-term liabilities	81,271	87,623

Stockholders' equity:
Total stockholders' equity	94,261	55,967
Total liabilities and stockholders' equity	$259,473	$227,306

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December, 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
	(Unaudited)
Revenues:
Wire transfer and money order fees	$85,375	$71,672	$307,909	$273,081	$232,380
Foreign exchange, net	13,253	10,971	46,763	44,268	39,765
Other income	674	600	2,537	2,252	1,756
Total revenues	$99,302	$83,243	$357,209	$319,601	$273,901

Operating expenses:
Service charges from agents and banks	66,194	56,160	238,597	212,670	182,471
Salaries and benefits	10,319	7,899	32,831	30,705	32,926
Other selling, general and administrative expenses	5,259	6,247	22,086	27,095	19,442
Transaction costs	-	-	-	-	10,319
Depreciation and amortization	2,749	3,203	10,828	12,689	15,671
Total operating expenses	84,521	73,509	304,342	283,159	260,829

Operating income	14,781	9,734	52,867	36,442	13,072

Interest expense	1,533	2,006	6,566	8,510	18,448

Income (loss) before income taxes	13,248	7,728	46,301	27,932	(5,376)

Income tax provision	3,628	2,387	12,517	8,323	1,868

Net income (loss)	$9,620	$5,341	$33,784	$19,609	$(7,244)

Earnings (loss) per common share:
Basic	$0.25	$0.14	$0.89	$0.52	$(0.28)
Diluted	$0.25	$0.14	$0.88	$0.52	$(0.28)

Weighted-average common shares outstanding:
Basic	38,119,709	38,014,444	38,060,290	37,428,345	25,484,386
Diluted	38,692,964	38,274,079	38,358,171	37,594,158	25,484,386

Reconciliation from Net Income (loss) to Adjusted Net Income

	Three Months Ended December, 31,		Year Ended December 31,
	2020	2019	2020	2019	2018

	(Unaudited)

Net income (loss)	$9,620	$5,341	$33,784	$19,609	$(7,244)

Adjusted for:
Transaction costs (a)	-	-	-	-	10,319
Incentive units plan (b)	-	-	-	-	4,735
Share-based compensation (c)	1,028	715	3,237	2,609	1,091
Offering costs (d)	30	4	509	1,669	-
Transition expenses (e)	-	-	-	-	348
Management fee (f)	-	-	-	-	585
TCPA Settlements (g)	2	378	60	3,736	192
Registration costs (h)	-	-	-	-	615
Other employee severance (i)	-	-	-	172	106
Loss on bank closure (j)	-	-	252	-	-
Other charges and expenses (k)	111	100	637	305	410
Amortization of certain intangibles (l)	1,710	2,312	6,841	9,248	12,392
Income tax benefit related to adjustments (m)	(793)	(1,263)	(2,981)	(4,789)	(5,187)
Adjusted net income	$11,708	$7,587	$42,339	$32,559	$18,362

Adjusted earnings per common share
Basic	$0.31	$0.20	$1.11	$0.87	$0.72
Diluted	$0.30	$0.20	$1.10	$0.87	$0.72

(a)	Represents direct costs related to the Merger in 2018. These costs consist primarily of legal, consulting, accounting, advisory fees and certain incentive bonuses.
(b)	In connection with a prior acquisition (the "Merger"), incentive units were granted to our employees, which became fully vested and were paid out upon the closing of the Merger.
(c)	Stock options and restricted stock were granted to employees and independent directors of the Company.
(d)	Represents expenses incurred for professional and legal fees in connection with secondary offerings of the Company’s common stock and Warrants Offer.
(e)	Represents recruiting fees and severance costs related to managerial changes in connection with becoming a publicly-traded company in 2018.
(f)	Represents payments under a management agreement with Stella Point for certain advisory and consulting services until 2018. In connection with the Merger, this agreement was terminated.
(g)	Represents legal fees and charges for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.
(h)	Represents professional fees in connection with the registration of common stock underlying outstanding warrants.
(i)	Represents severance costs incurred related to departmental changes.
(j)	Represents a loss incurred in 2020 related to the closure of a financial institution in Mexico.
(k)	Includes loss on disposal of fixed assets and foreign currency (gains) losses.
(l)	Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.
(m)
Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from Net income (loss) to Adjusted EBITDA

	Three Months Ended December, 31,		Year Ended December 31,
(in thousands of dollars)	2020	2019	2020	2019	2018

	(Unaudited)

Net income (loss)	$9,620	$5,341	$33,784	$19,609	$(7,244)

Adjusted for:
Interest expense	1,533	2,006	6,566	8,510	18,448
Income tax provision	3,628	2,387	12,517	8,323	1,868
Depreciation and amortization	2,749	3,203	10,828	12,689	15,671
EBITDA	17,530	12,937	63,695	49,131	28,743
Transaction costs (a)	-	-	-	-	10,319
Incentive units plan (b)	-	-	-	-	4,735
Share-based compensation (c)	1,028	715	3,237	2,609	1,091
Offering costs (d)	30	4	509	1,669	-
Transition expenses (e)	-	-	-	-	348
Management fee (f)	-	-	-	-	585
TCPA Settlements (g)	2	378	60	3,736	192
Registration costs (h)	-	-	-	-	615
Other employee severance (i)	-	-	-	172	106
Loss on bank closure (j)	-	-	252	-	-
Other charges and expenses (k)	111	101	637	305	410
Adjusted EBITDA	$18,701	$14,135	$68,390	$57,622	$47,144

(a)	Represents direct costs related to the Merger in 2018. These costs consist primarily of legal, consulting, accounting, advisory fees and certain incentive bonuses.
(b)	In connection with a prior acquisition (the "Merger"), incentive units were granted to our employees, which became fully vested and were paid out upon the closing of the Merger.
(c)	Stock options and restricted stock were granted to employees and independent directors of the Company.
(d)	Represents expenses incurred for professional and legal fees in connection with secondary offerings of the Company’s common stock and Warrants Offer.
(e)	Represents recruiting fees and severance costs related to managerial changes in connection with becoming a publicly-traded company in 2018.
(f)	Represents payments under a management agreement with Stella Point for certain advisory and consulting services until 2018. In connection with the Merger, this agreement was terminated.
(g)	Represents legal fees and charges for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.
(h)	Represents professional fees in connection with the registration of common stock underlying outstanding warrants.
(i)	Represents severance costs incurred related to departmental changes.
(j)	Represents a loss incurred in 2020 related to the closure of a financial institution in Mexico.
(k)	Includes loss on disposal of fixed assets and foreign currency (gains) losses.

Reconciliation from GAAP Basic Earnings (Loss) per Share to Adjusted Basic Earnings per Share

	Three Months Ended December, 31,		Year Ended December 31,
	2020	2019	2020	2019	2018

	(Unaudited)

GAAP Earnings (Loss) per Share - Basic	$0.25	$0.14	$0.89	$0.52	$(0.28)

Adjusted for:
Transaction costs	-	-	-	-	0.40
Incentive units plan	-	-	-	-	0.19
Share-based compensation	0.03	0.02	0.09	0.07	0.04
Offering costs	NM	NM	0.01	0.04	-
Transition costs	-	-	-	-	0.01
Management fee	-	-	-	-	0.02
TCPA Settlement	NM	0.01	NM	0.10	0.01
Registration costs	-	-	-	-	0.02
Loss on bank closure	-	-	0.01	-	-
Other employee severance	-	-	-	NM	NM
Other charges and expenses	NM	NM	0.02	0.01	0.02
Amortization of certain intangibles	0.04	0.06	0.18	0.25	0.49
Income tax benefit related to adjustments	(0.02)	(0.03)	(0.08)	(0.13)	(0.20)
Adjusted Earnings per Share - Basic	$0.31	$0.20	$1.11	$0.87	$0.72

NM-Per share amounts are not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings (Loss) per Share to Adjusted Diluted Earnings per Share

	Three Months Ended December, 31,		Year Ended December 31,
	2020	2019	2020	2019	2018

	(Unaudited)

GAAP Earnings (Loss) per Share - Diluted	$0.25	$0.14	$0.88	$0.52	$(0.28)

Adjusted for:
Transaction costs	-	-	-	-	0.40
Incentive units plan	-	-	-	-	0.19
Share-based compensation	0.03	0.02	0.08	0.07	0.04
Offering costs	NM	NM	0.01	0.04	-
Transition costs	-	-	-	-	0.01
Management fee	-	-	-	-	0.02
TCPA Settlement	NM	0.01	NM	0.10	0.01
Registration costs	-	-	-	-	0.02
Loss on bank closure	-	-	0.01	-	-
Other employee severance	-	-	-	NM	NM
Other charges and expenses	NM	NM	0.02	0.01	0.02
Amortization of certain intangibles	0.04	0.06	0.18	0.25	0.49
Income tax benefit related to adjustments	(0.02)	(0.03)	(0.08)	(0.13)	(0.20)
Adjusted Earnings per Share - Diluted	$0.30	$0.20	$1.10	$0.87	$0.72

NM-Per share amounts are not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income (Loss) Margin to Adjusted EBITDA Margin

	Three Months Ended December, 31,		Year Ended December 31,
	2020	2019	2020	2019	2018

	(Unaudited)

Net income margin	9.7%	6.4%	9.5%	6.1%	-2.6%

Adjusted for:
Interest expense	1.5%	2.4%	1.8%	2.7%	6.7%
Income tax provision	3.7%	2.9%	3.5%	2.6%	0.7%
Depreciation and amortization	2.8%	3.8%	3.0%	4.0%	5.7%
EBITDA Margin	17.7%	15.5%	17.8%	15.4%	10.5%
Transaction costs	-	-	-	-	3.8%
Incentive units plan	-	-	-	-	1.7%
Share-based compensation	1.0%	0.9%	0.9%	0.8%	0.4%
Management fee	-	-	-	-	0.2%
TCPA settlements	0.0%	0.5%	0.0%	1.2%	0.1%
Transition expenses	-	-	-	-	0.1%
Offering costs	0.0%	0.0%	0.1%	0.5%	-
Loss on bank closure	-	-	0.1%	-	-
Registration costs	-	-	-	-	0.2%
Other employee severance	-	-	-	0.1%	0.0%
Other charges and expenses	0.1%	0.1%	0.2%	0.1%	0.1%
Adjusted EBITDA Margin	18.8%	17.0%	19.1%	18.0%	17.2%